UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2010

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom
  (Address of principal executive offices)

011-44-020-7903-5084
  (Registrant's telephone number, including area code)

N/A
  (Former name and former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 -- Other Events

The company wishes to announce that it has received the attached executive summary relating to its Little Butte Project.  Additional information about the company may also be obtained by calling toll free at 1-800-459-0794 or visiting the company’s web site at www.Tuffex.com.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

10.1    Executive Summary.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tuffnell Ltd.

Date: May 24, 2010	/s/ George Dory
George Dory, Chief Executive Officer and President